EXHIBIT 10.14


                      AMENDMENT NO. 1 TO LICENSE AGREEMENT


     THIS AMENDMENT NO.1 TO LICENSE AGREEMENT, (the "Amendment"), is made as of this 5th day of March, 2004, by and between THE COATES TRUST, having a business address at Katherina Court, 101 East Hill Place, Market Street North, Nassau, the Bahamas, GEORGE J. COATES AND GREGORY G. COATES, having a business address c/o Coates International, Ltd., 2100 Highway #34 & Ridgewood Road, Wall Township, New Jersey 07719-9738 ( collectively, the "LICENSOR") and COATES MOTORCYCLE COMPANY, LTD., having its principal offices located at Central Avenue, Building 3 Farmingdale, New Jersey 07727 ( the " LICENSEE").

                                   BACKGROUND

               WHEREAS, LICENSOR and LICENSEE entered into a certain License Agreement, dated April 30, 2003 (the "License Agreement") pursuant to the general terms of which LICENSOR granted LICENSEE a non-exclusive license to use and sell motorcycles utilizing the CSRV Valve System in all of the countries and their territories and possessions of the World except all of the countries and their territories comprising North America, Central America and South America (the "Territory"), for a period equal to the duration of the patents, including the periods covering any continuations and reissuances thereof as well as any additional patents that may be issued and that relate to the CSRV Valve System;

               WHEREAS, LICENSEE is engaged in the preparation of an initial public offering of its securities and LICENSEE has determined that it would be in the best interests of the LICENSEE and its present and future shareholders to amend the License Agreement to seek an expansion of its rights under the License Agreement by modifying the license from a non-exclusive license to utilize the CSRV Valve System in the Territory to an exclusive license as well as to expand LICENSEE'S rights under the original License Agreement to include the rights to manufacture, sublicense and franchise the technology;

               WHEREAS, LICENSOR has agreed to so expand LICENSEE'S rights under the License Agreement, provided LICENSEE pays to LICENSOR an additional licensing fee payment, all as more fully described in this Amendment; and

               WHEREAS, LICENSOR and LICENSEE desire and intend to set forth in this Amendment all of the express modifications to the License Agreement that shall govern their business relationship.

               NOW, THEREFORE, in consideration of the premises and covenants, and other good and valuable consideration, and the mutual promises of the performance of the undertakings set forth herein, it is agreed by and among the LICENSOR and LICENSEE as follows:

     I. AMENDMENT OF LICENSE AGREEMENT.

          Subject to the terms and conditions set forth herein, LICENSOR and LICENSEE agree to amend the License Agreement in the following manner:

         1. Article 1.5, Field of Use, shall be amended by deleting Article 1.5 in its entirety and substituting the following new Article 1.5 in lieu thereof:

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                  1.5 Field of Use shall mean utilizing in the Territory the
                  CSRV Valve System solely, and for no purpose other than, the manufacturing, use and sale of motorcycles and gasoline-powered internal combustion engines, used in motorcycles. This License and Field of Use shall also include the right to sublicense and/or make franchise agreements with third parties.

         2. Article 1.14, Manufactured Unit, shall be amended by deleting
         Article 1.14 in its entirety and substituting the following new Article
         1.14 in lieu thereof:

                  1.14.(A) Manufactured Unit shall mean a Licensed Product that has completed the manufacturing process by a permitted sublicensee or franchisee of LICENSEE under the terms of this Agreement and as a result, is included in the determination of royalty payments due and owing to LICENSOR pursuant to the terms of this Agreement.

                           (B) Sold Unit shall mean a Licensed Product that has
                  been sold by LICENSEE under the terms of this Agreement and the sales price from such sale has been received or collected by the LICENSEE and as a result, is included in the determination of royalty payments due and owing to LICENSOR pursuant to the terms of this Agreement.

         3. Article 2.1, LICENSES GRANTED TO LICENSEE, shall be amended by deleting Article 2.1 in its entirety and substituting the following new
         Article 2.1 in lieu thereof:

                  2.1 LICENSES GRANTED TO LICENSEE

                  Subject to the terms and conditions set forth herein, for a license period equal to the duration of the Patents commencing upon the Payment Date, as defined in Section 5.1 (the "License Period"), unless terminated pursuant to Article VIII, LICENSOR hereby grants to LICENSEE:

                  (a) Engines. An exclusive license, with the right to grant sublicenses and franchises to make, use or sell to others, throughout the Territory within the Field of Use under the Patent Rights and Technical Information subject to the payment of royalties as provided herein, to make or retrofit motorcycle engines that incorporate the CSRV Valve System in accordance with the Technical Specifications, and to sell, lease or otherwise dispose of such motorcycle engines; and

                  (b) CSRV Valve Seals.Within the limitations set forth in subsections 2.1(a), a non-exclusive license to use CSRV Valve Seals solely in the manufacture of CSRV Valve Systems for incorporation into motorcycle engines throughout the Territory within the Field of Use under the Patent Rights and Technical Information subject to the payment of royalties as provided herein.

         4.Article 2.6, Acknowledgement of License., shall be amended by deleting Article 2.6 in its entirety and substituting the following new
         Article 2.6 in lieu thereof:

                  2.6 - Acknowledgement of License.
                  On all CSRV Valve Systems, LICENSEE, as well as any sublicensee or franchisee of LICENSEE, shall acknowledge that the same are manufactured under license from LICENSOR. Unless otherwise agreed to by the parties, the following notice shall be used by LICENSEE on an exposed surface of all Licensed


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                  Products: "Manufactured under license from Coates Trust" Such notice shall also be used in all descriptive materials and instruction and service manuals relating to the Coates Spherical Rotary Valve System

         5. Articles 5.1, Licensing Fee, 5.2, Royalties, 5.3, and 5.7, Books and Records, shall be deleted in their entirety and the following new articles shall be substituted in lieu thereof:

                  5.1 - Licensing Fee. . In consideration of the rights granted in the License Agreement, LICENSEE issued to LICENSOR a licensing fee payment of 2,500,000 shares of its common stock and such common shares were issued to the LICENSOR as follows:
                  500,000 shares to the Coates Trust, 1,000,000 common shares to Gregory G. Coates and 1,000,000 common shares to George J. Coates. In further consideration of the expansion of the license granted to LICENSEE pursuant to Article II of this Amendment, LICENSEE hereby agrees to pay to the LICENSOR an additional licensing fee comprised of 5,924,000 shares of its common stock, to be issued to the LICENSOR as follows:
                  2,500,000 shares, to the Coates Trust, 1,424,000 common shares To Gregory G. Coates and 2,000,000 common shares to George J. Coates, with such additional licensing fee shares to be issued on the date LICENSEE executes this Amendment or as soon thereafter as practicable (both licensing fee payments of shares shall be collectively referred to as the "Licensing Fee"). LICENSOR and LICENSEE acknowledge and agree that the LICENSEE'S common stock issued and delivered pursuant to the License Agreement and this Amendment to LICENSOR shall not have any pre-emptive rights of any nature whatsoever and shall be subject to future dilution in the sole and exclusive discretion of LICENSEE for proper corporate purposes.

                  5.2 - Royalties.

                  (a) In further consideration for the grant of the License described in Article II of this Amendment, LICENSEE and its sublicensees and franchisees shall pay LICENSOR royalties as follows: in the case of the LICENSEE, it shall pay a royalty to LICENSOR for each Sold Unit in the amount of $25.00 per each 1,000 cc. within the Territory, and; in the case of a sublicensee or franchisee of LICENSEE, it shall pay a royalty to LICENSOR for each Manufactured Unit that has completed the manufacturing process in the Territory in the amount of $25.00 per each 1,000 cc. and shall accrue when a Licensed Product becomes a Manufactured Unit produced by a sublicensee or franchisee of the LICENSEE. The royalties provided for in this
                  Section 5.2 shall be payable with respect to each Sold Unit by LICENSEE sold within the Territory and with respect to each Manufactured Unit produced by a sublicensee or franchisee of the LICENSEE within the Territory.

                  (b) Except as otherwise specified, the royalty payments required by Section 5.2 shall accrue, in the case of the LICENSEE when a Licensed Product becomes a Sold Unit and, in the case of a sublicensee or franchisee of LICENSEE, shall accrue when a Licensed Product becomes a Manufactured Unit.

                  5.3 - LICENSEE or a sublicensee or franchisee of LICENSEE, as the case may be, shall pay the royalties accruing during each Payment Computation Period (consisting of each day during each calendar month for each calendar year, including the first and the last day of each calendar month), ten (10) days after the end of such Payment Computation Period and such payment shall be accompanied by a royalty report stating the following:


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                  (a) in the case of the LICENSEE, the number of Sold Units of each Licensed Product type sold during such Payment Computation Period, and in the case of a sublicensee or franchisee of the LICENSEE, the number of Manufactured Units of each Licensed Product type manufactured during such Payment Computation Period; and

                  (b) the amount of the royalty payment due for each such Licensed Product during each such Payment Computation Period, broken down to reflect the derivation of such amount.

                  5.7 - Books and Records. Until five (5) years after the termination of the License Period, LICENSEE shall keep full and accurate books and records setting forth the sales records and the amount of compensation payable with respect to the Sold Units of each Licensed Product. In the case of a sublicensee or franchisee of LICENSEE, LICENSEE shall cause each sublicensee and franchisee to keep full and accurate books and records setting forth the manufacturing records and the amount of compensation payable with respect to the Manufactured Units of each Licensed Product. LICENSEE and its sublicensees and franchisees shall permit an independent certified public accountant selected by LICENSOR to examine such books and records, upon reasonable notice during working hours, at any time, but not later than two (2) years following the payment in question, for the purpose of verifying the reports, accounting and payments required by this Agreement.

         6. Article 7.3, Obligations of LICENSEE, sections (a) and (b) shall be deleted in their entirety and the following new Article 7.3, sections
         (a) and (b) shall be substituted in lieu THEREOF:

                  7.3 - Obligations of LICENSEE. LICENSEE will, and on behalf of its sublicensees and franchisees, cause them to:

                  (a) execute all such tasks as may be necessary to bring about the speedy manufacture, sale and use of Licensed Products consistent with good business practice;

                  (b) ensure that all steps within its power are undertaken with all reasonable speed to ensure that Licensed Products made and sold by LICENSEE and its sublicensees and franchisees comply with all relevant governmental regulations in the Territory; and

     II. RATIFICATION AND CONFIRMATION OF BALANCE OF TERMS AND PROVISIONS OF LICENSE AGREEMENT.

         LICENSOR and LICENSEE hereby ratify and confirm all of the terms and provisions of the License Agreement not expressly modified by this Amendment and incorporate by reference all of such terms and provisions into this Amendment as if set forth herein in their entirety.


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              IN WITNESS WHEREOF, the LICENSOR and LICENSEE have executed this
     Amendment as of the day, month and year first above written.

                                   LICENSORS:

                                   THE COATES TRUST


                                   By: /s/ George J. Coates
                                      -----------------------------------------
                                        George J. Coates, Trustee

                                      /s/ George J. Coates
                                      -----------------------------------------
                                      George J. Coates, Individually


                                      /s/ Gregory G. Coates
                                      -----------------------------------------
                                      Gregory G. Coates, Individually


                                    LICENSEE:

                                    COATES MOTORCYCLE COMPANY, LTD.

                                   By: /s/ Gregory G. Coates
                                      -----------------------------------------
                                      Gregory G. Coates, President










AMENDMENT NO. 1 to Sublicense and License Agr 04-05-04 no sigs






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